Exhibit 10.13

Distribution Agreement

This Agreement is made and entered into this 11th day of June 2003 (the “Effective Date”), by and between SenoRx, Inc, a Delaware Corporation, with a facility at 11 Columbia, Aliso Viejo, CA 92656, USA (hereinafter “SENORX”) and W.O.M. WORLD OF MEDICINE USA, Inc, 4531 36th street, Orlando, FL 32811, U.S.A. and W.O.M. WORLD OF MEDICINE AG, Kaiserin-Augusta-Allee 113, 10553 Berlin, Germany (hereinafter collectively referred to as “W.O.M.”).

SENORX and W.O.M. desire to enter into this Agreement to establish terms and conditions for the supply and distribution of the Gamma Finder device (hereinafter called “Device”) and the associated disposable plastic Gamma Finder sleeve which protects the sterility of the Device when used in a surgical procedure (such sleeve hereinafter referred to as “Accessory”).

1. Appointment of Distributor

W.O.M. appoints SENORX as its exclusive distributor of the Devices and Accessories in the United States and Canada (collectively, the “Territory”) in the therapeutic areas of Breast Cancer and Skin Cancer (collectively, the “Fields”) upon the terms and conditions set forth in this Agreement and SENORX accepts this appointment. During the term of this Agreement, W.O.M. will not appoint any other distributor in the Territory for the Fields and will refer all inquiries for the Devices and Accessories in the Territory and in the Fields received by W.O.M. promptly to SENORX. The parties understand and acknowledge that W.O.M. retains all rights not covered under the above exclusive distribution rights. W.O.M. particularly reserves the right to distribute or to have distributed the Devices in other therapeutic areas in the Territory.

2. Supply of Products

2.1	During the term of this Agreement, SENORX agrees to exclusively purchase from W.O.M., all Devices and Accessories in final form and ready for commercial resale by SENORX.

2.2	During the term of this Agreement, W.O.M. agrees to exclusively supply SENORX with Devices for sale in the Territory and in the Fields as described by the specifications set forth in Attachment A to this Agreement and W.O.M. agrees to exclusively supply SENORX with Accessories for sale in the Territory and in the Fields as described by the specifications in Attachment A to this Agreement.

2.3	W.O.M. will supply Devices and Accessories to SENORX at the respective prices set forth on Attachment B to this Agreement. Six (6) months after SENORX launches the Device in the Territory, SENORX and W.O.M. will

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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negotiate in good faith a reduction in price for the Accessories ordered in quantities of [***] or more. During the initial term of the Agreement and during any renewal term, SENORX will continue to purchase Accessories exclusively from W.O.M. However, the parties will negotiate in good faith new prices for the Accessories based on [***] at the time of first renewal.

2.4	W.O.M. will, at all times during the term of this Agreement, maintain a sufficient and appropriate safety stock to ensure full and timely delivery of all SENORX Device or Accessory purchase orders.

2.5	Each Device and Accessory shall bear a label and be contained in an outer package and/or carton and, if applicable, be accompanied by a package insert, which label, outer package and/or carton and/or package insert shall comply with all applicable regulatory requirements in the Territory. All proposed packaging and labeling for the Devices and Accessories will be reviewed and mutually agreed upon by the parties prior to its use with the Devices and Accessories. SENORX must approve all final packaging and labeling in writing prior to its use. The Devices and Accessories supplied to SENORX by W.O.M. will be branded with the SENORX corporate identity, logos, and trade dress, solely as directed by SENORX, and the name of the Device will be either “SenoRx Gamma Finder” or “WORLD OF MEDICINE Gamma Finder”, at the sole choice of SENORX. W.O.M. agrees that it has not been granted any rights to SENORX corporate identity, logos and trade dress nor does it have any right to use such SENORX intellectual property other than in meetings its obligation to manufacture and supply Devices and Accessories to SENORX under this Agreement.

2.6	Subject to the terms of this Agreement, W.O.M. hereby grants to SENORX an exclusive, non-royalty bearing license to use the trademark, “Gamma Finder” on the Devices and Accessories in the Territory for so long as SENORX is the exclusive distributor of such Devices and Accessories in the Territory and in the Fields. W.O.M. will retain rights to continue using the trademark “Gamma Finder” outside the Territory and in the Territory outside the Fields. W.O.M. will, at its expense, file (to the extent necessary) in the Territory and obtain the registration of the “Gamma Finder” trademark in the Territory, and, when registered, thereafter maintain the trademark in the Territory for the duration of the Agreement.

2.7	SENORX acknowledges and understands that some or all of the Devices and Accessories described in Attachment A may be covered by patents and/or other intellectual property rights of W.O.M. SENORX will not challenge the validity of any patents covering any of the Devices and Accessories described in Attachments A during the term of this Agreement. W.O.M. will, at its expense, file and prosecute in the Territory all patent applications related to the Devices and Accessories and if issued, maintain the filings of any issued

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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patents in the Territory related to the Devices and Accessories for the term of the Agreement.

2.8	W.O.M. will use reasonable commercial efforts to develop upgrades and/or improvements of the Devices and Accessories. This Agreement will be automatically extended to include any new Device or Accessory and any upgrade or improvement of an existing Device or Accessory W.O.M. may develop in the future. W.O.M. will provide SENORX with written notice of any contemplated upgrades and/or improvements prior to actual development in order to seek input from SENORX on the commercial or market potential of and engage in collaborative discussions regarding any such upgrade and/or improvement.

3. Product Purchase Orders

3.1	For each Commercial Year, SENORX will have the minimum quantity purchase requirements for the Devices as set forth in Attachment B to this Agreement. A “Commercial Year” shall mean any consecutive twelve (12) month period starting on October 1 (the fourth calendar quarter) and ending on September 30 (the third calendar quarter).

3.2	Upon signing of the Agreement, SENORX will place a one-time 12-month blanket purchase order for Devices with specified delivery dates at the beginning of each quarter in at least the minimum quantities as set forth in Attachment B to this Agreement. Each calendar quarterly delivery will equal or exceed one quarter of the first Commercial Year minimum quantity purchase set forth in Attachment B. The first delivery date shall be October 1st, 2003, although SENORX will identify a quantity delivered prior to that date in support of the anticipated September Device launch contemplated in Section 4.4 below. Such orders prior to October 1st, 2003 will be counted toward the minimum quantity to be purchased in the fourth calendar quarter of 2003. Beginning with the second Commercial Year and thereafter during the term of the Agreement, SENORX will place three (3) months of firm purchase orders for Devices no less than thirty (30) day prior to the start of each calendar quarter with specified delivery dates. Each quarterly purchase order will equal or exceed one quarter of that Commercial Year’s minimum quantity purchase requirement set forth in Attachment B.

3.3	No less than thirty (30) days prior to the start of each Commercial Year following the first Commercial Year, SENORX will provide W.O.M. with written non-binding estimated forecasts for the upcoming Commercial Year that will then be reviewed by the parties. Such forecasts will not constitute, in whole or in part, firm purchase orders for Devices.

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3.4	All orders placed by SENORX for demonstration only units of Devices (“Demos”) will count toward satisfaction of any minimum quantity purchase obligations in this Agreement.

3.5	SENORX may reject, within thirty (30) days of actual receipt, any or all of a shipment of Devices and Accessories that fails to satisfy any warranty in this Agreement. Replacement shall be made within thirty (30) days after W.O.M.’s receipt of such defective Devices and Accessories from SENORX. Any Device or Accessory ordered by SENORX and rejected by SENORX as being defective, will nevertheless count towards satisfaction of any minimum quantity purchase requirement in this Agreement, whether or not replaced by W.O.M.

3.6	In the event (a) any patent covering the Device or the Accessory is found to be invalid or infringing a patent held by a third party (b) any pending patent application intended to cover the Device or Accessory issues with such restrictions so as to not cover the Device or the Accessory (c) any such patent application fails to issue in the United States within four (4) years of the effective date of this Agreement or (d) any unaffiliated third party begins to distribute or sell battery powered devices that directly or indirectly compete with the Devices in the Territory in the Fields, the parties shall immediately engage in good faith negotiations on appropriate modifications to the minimum quantity purchase requirements for Devices in this Agreement.

3.7	If either party reports any adverse reaction, incident, or alarming hazard, that is severe and unexpected, concerning a Device or Accessory, and if, for such reason, SENORX decides that sale of such Device or Accessory should be discontinued in the Territory, such Device or Accessory shall not be sold in the Territory and W.O.M. agrees not to sell such Device or Accessory in the Territory and any minimum quantity purchase requirements for Devices will be immediately put on hold until such reason for discontinuation of sales has been removed. In the event the reason for discontinuation is removed and Device sales are resumed by SENORX, the minimum quantity purchase requirements for Devices will be reduced pro rata for the total period of time the Device sales were discontinued during any Commercial Year. In the event the discontinuation lasts more than six consecutive months, in addition to pro rata reductions in any affected Commercial Year, the parties will engage in good faith negotiations on appropriate reductions to the minimum quantity purchase requirements in subsequent Commercial Years.

3.8	W.O.M. shall promptly fill all orders for Devices and Accessories placed by SENORX in accordance with the specified delivery dates. All orders placed by SENORX are to be sent in writing to the following address and will be subject to the following terms:

Address:	W.O.M. WORLD OF MEDICINE USA, Inc., 4531
36th street, Orlando, Florida 32811
Attention:	Customer Service

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Payment:	45 days Net from receipt of invoice
Delivery terms:	FOB Germany
Delivery time:	6 weeks for Devices and Accessories

4. Marketing and Distribution Terms

4.1	SENORX will be solely responsible for determining market resale pricing for all Devices and Accessories in the Territory.

4.2	During the term of this Agreement, other than the Devices or Accessories, W.O.M. will not on its own or through a third party, distribute or sell any other products in the Territory and in the Fields that are directly or indirectly in competition with the Devices and Accessories covered in this Agreement. During the term of this Agreement, W.O.M. will not sell Devices or Accessories in the Territory in the Fields. In the event it becomes known to either party that Device or Accessory sales by or on behalf of W.O.M have occurred in either Field in the Territory, the parties will immediately, upon written notice from the party with such knowledge to the other party, engage in good faith discussions to determine the reasons for such sales, the impact, if any, upon SENORX and decide on appropriate corrective actions.

4.3	All leads for the sale of Devices in the Territory in the Fields shall either be completed by W.O.M. on or prior to August 31, 2003 or transferred to SENORX at no charge on September 1, 2003. W.O.M. will promptly refer to SENORX all customer inquiries for the Devices in the Territory in the Fields received by W.O.M. during the term of this Agreement. SENORX will promptly refer to W.O.M all customer inquiries for the Devices in the Territory outside the Fields received by SENORX during the term of this Agreement.

4.4	SENORX will use reasonable commercial efforts to initiate a Device launch sometime during September 2003. An estimated launch timeline is set forth in Attachment C to this Agreement.

4.5	Prior to September 2003, SENORX will use reasonable commercial efforts to initiate a pre-launch test of the Device in two (2) current SENORX sales territories. All purchases of Devices by SENORX for the purpose of this pre-launch test will count towards satisfaction of the minimum quantity purchase requirements for fourth calendar quarter of 2003 and the first Commercial Year.

4.6

In the event W.O.M. considers to engage a third party to distribute Devices and Accessories in the Territory in therapeutic areas outside the Fields, W.O.M shall notify SENORX of such intent prior to the signing of a Distribution Agreement with such third party. During the term of this Agreement, W.O.M. shall not grant such distribution rights to a third party, which has annual sales

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in the Territory of more than US$[***] in the diagnostic and therapeutic breast medical device markets.

5. Duration

5.1	This Agreement shall be effective as of the date first set forth above. The Agreement shall remain in full force and effect for an initial term of five (5) Commercial Years beginning October 1, 2003. SENORX shall have the option to renew for an additional (5) year term upon the terms agreed to in this Agreement, unless at this time, SENORX is in violation of a material obligation under this Agreement and after proper notice, has failed to cure or correct such violation of a material obligation within ninety (90) days of such notice. Notwithstanding the foregoing, this Agreement may be terminated at an earlier date upon the earlier occurrence of the following:

5.1.1	By either party for repeated and serious breach of this Agreement, unless the breaching party shall have corrected such breach within ninety (90) days from the receipt by it of written notice thereof from the other party;

5.1.2	By either party in the event that the other shall go into liquidation or seek the benefit of bankruptcy or insolvency act, or a receiver or trustee is appointed for its property or estates, or it makes an assignment for the benefit of creditors.

5.2	The termination of this Agreement for any reason shall be without prejudice to W.O.M.’s rights to receive all payments accrued and unpaid at the effective date of such termination. The termination of this Agreement shall not release W.O.M. from its obligation to deliver all Devices and Accessories theretofore ordered by SENORX.

5.3	In the event of any termination or the non-renewal of this Agreement, W.O.M. will permit SENORX to sell all existing Device and Accessory inventory and all Devices and Accessories ordered prior to the termination or non-renewal but not yet received from W.O.M. over a period of 12 months after the effective date of termination or non-renewal, as the case may be.

6. Product Warranties to SENORX

6.1	W.O.M. represents and warrants to SENORX that all Devices and Accessories sold to SENORX hereunder, as received by SENORX, (a) are manufactured in accordance with all applicable laws and regulations in the Territory and shall meet the written specifications for such Devices and Accessories set forth on Attachment A, (b) are fit and sufficient for the purposes intended, (c) have

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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been approved for sale, and (d) are without defects in materials and workmanship.

6.2	W.O.M. further represents and warrants to SENORX that W.O.M. has and will maintain (a) all governmental certificates, licenses and approvals (and any amendments or supplements thereto) required to sell the Devices and Accessories in the Territory and (b) a manufacturing quality system for the Devices and Accessories that is fully certified by all relevant governmental authorities in the location of manufacture as required by all relevant laws and regulations in the Territory.

6.3	W.O.M. further represents and warrants to SENORX that:

6.3.1	W.O.M. is the sole and exclusive owner or licensee of all patents, patent applications trademarks and know-how related to the Devices and Accessories (“W.O.M. Intellectual property”) and it has the right to appoint SENORX as its distributor of the Devices and Accessories in the Territory and to grant the rights to SENORX granted hereunder without the prior agreement or consent of any third party.

6.3.2	All patents and patent applications are valid, in full force and affect and W.O.M. is not aware of any publications or activities, which would or might invalidate any claims included in these patents and patent applications.

6.3.3	W.O.M. intellectual property is not the current subject of any litigation, interference or opposition proceeding and is free of any claims, encumbrances, liens, licenses, judgments and/or security interests that would affect SENORX’s ability to distribute and sell the Devices and Accessories in the Territory in the fields and the distribution and sale of the Devices and Accessories by SENORX will not infringe or violate the proprietary rights of the third party and W.O.M. does not have any knowledge of any outstanding and unresolved claim or accusation that the Device or the Accessory in any way infringe or may infringe any third party intellectual property rights. As of the Effective Date, there is no pending or threatened litigation that would or might adversely affect SENORX’s ability to perform its obligations under this agreement.

7. Customer Service/Customer Warranties

7.1	W.O.M. agrees to provide SENORX with appropriate service for the Devices. W.O.M. general forms of services are listed in Attachment D to this Agreement.

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7.2	The Devices (without Accessories) and all Demos are warranted by W.O.M. for a period of twelve months (12) months after the manufacturing date (“one year customer warranty”) without cost to SENORX.

7.3	SENORX may purchase an extended customer warranty of 2 additional years coverage from W.O.M. for a Device (“extended customer warranty”) and offer it to customers of SENORX. This extended customer warranty includes the routine Device maintenance check and battery replacement, as well as repairs or full replacement of a defective Device. The cost to SENORX for this extended customer warranty is US$[***] per Device for the first [***]% of the minimum quantity purchase requirements of the previous Commercial Year. Extended warranties for all additional Devices ordered by SENORX in that Commercial Year will have a cost of US$[***] per Device.

7.4	For Demos only, in addition to the one year customer warranty, W.O.M. will perform service (battery change and calibration) on up to the first [***] Demos in any Commercial Year at a cost to SENORX of US$[***] per Demo. For every additional Demo serviced thereafter in the Commercial Year, the cost of service to SENORX will be US$[***] per Demo. SENORX will be billed separately for any additional services on Demos including but not limited to repairs not under the one year customer warranty or the extended customer warranty. W.O.M. will discuss, in good faith, the costs of such additional services with SENORX on a case by case basis to determine a specific estimate of the repair costs prior to undertaking to so repair any Demo.

8. Insurance

W.O.M. shall maintain at its own expense Product Liability Insurance covering the Devices and Accessories sold hereunder of not less than [***] US$ per occurrence with respect to bodily injury and property damage for each claim, limited to [***] US$ in the annual aggregate.

9. Regulatory Approvals

9.1	W.O.M., at its expense, will be responsible for obtaining all regulatory approvals and or clearances (and any amendments or supplements thereto) necessary for the manufacture or sale of Devices and Accessories in the Territory. All regulatory approval obtained by W.O.M. in the Territory related to the Devices and Accessories are listed on Attachment E to this Agreement.

9.2	W.O.M., at its expense, will be responsible for obtaining and maintaining, and shall have sole ownership of, all necessary registrations (and any amendments or supplements thereto) of the Devices and Accessories with health authorities as required by law or regulation in the Territory.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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10. Regulatory Affairs

10.1	W.O.M. shall operate under a certified “quality system” (i.e. EN 460001 & EN ISO 9001 or EN 46002 and EN ISO 9002) for the production of the Devices and Accessories, (pending SENORX approved labeling) as required by applicable laws and regulations in the Territory.

10.2	W.O.M. shall maintain the technical documentation for a period of at least seven (7) years after the last Device or Accessory has been manufactured or such longer period time if required by applicable laws or regulations in the Territory.

10.3	SENORX, at its expense, will be responsible for handling all customer complaints and inquiries related to the Devices or Accessories (including inquires regarding service under the customer warranties and the extended customer warranties).

10.4	W.O.M. will have the responsibility to submit MDR’s to the FDA per 21 CFR Part 803 et seq. as necessary regarding the Devices and Accessories. W.O.M. shall inform SENORX in writing of any reports or any other awareness of an actual or potential adverse effect, defect, or any issue relating to lack of safety assumed to be related to the Devices or Accessories or any information that might otherwise constitute a complaint about the Devices or Accessories in the Territory, regardless of the origin of such reports, that come to the attention of W.O.M. in accordance with all applicable laws and regulations in the Territory. The term “reports” shall include but is not limited to publications in journals or other media.

10.5	SENORX will have the responsibility to promptly notify W.O.M. of any MDR- reportable events that come to the attention of SENORX regarding the Devices or Accessories.

10.6	W.O.M. will promptly inform SENORX of the existance and substance of any inquiry, investigation or inspection initiated by any governmental agency or office relating to the Devices or Accessories, permit a representative of SENORX to be present during any scheduled inspection or onsite inquiry and provide SENORX with copies of the results or reports or any such inquiries.

10.7

If either party determines that there may be a need to recall a Device or Accessory (including any field corrective action), the parties will consult with one another in good faith to determine whether such recall should be undertaken. If the parties agree a recall (or field corrective action) should be made, SENORX will control the recall (or field corrective action) and the parties will share all related expenses equally. In the event a recall is mandated by a government agency, SENORX may recall the Device or Accessory without prior notice to W.O.M. and the parties will share expenses

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equally. W.O.M., at its expense, will fully cooperate with and support SENORX with its know-how and experience in this regard. W.O.M. will indemnify and hold harmless SENORX for any loss suffered as a result of a recall of Devices and/or Accessories where such recall is attributable to a breach of a representation or warranty of W.O.M. in this Agreement and/or the manufacture and supply of Devices or Accessories to SENORX under this Agreement.

11. Indemnification

11.1	Indemnification by W.O.M.: W.O.M. shall indemnify, defend and hold SENORX, its officers, affiliates, subsidiaries, agents and employees harmless from and against all third party claims, actions, liabilities, losses and expenses (including reasonable attorney’s fees) arising out of, or related to, W.O.M.’s breach or inaccuracy of any representation or warranty herein or its negligence or willful misconduct in the conduct of its obligations under this Agreement.

11.2	Indemnification by SENORX: SENORX shall indemnify, defend and hold W.O.M., its officers, affiliates, subsidiaries, agents and employees harmless from and against any third party claims, actions, liabilities, losses and expenses (including reasonable attorney’s fees) arising out of, or related to, its negligence or willful misconduct of SENORX in the conduct of its obligations under this Agreement.

11.3	Indemnification Procedures:

11.3.1	Promptly upon learning of any claim for which indemnification is sought from the Indemnifying Party, the Indemnified Party will provide the Indemnifying Party with notice in writing of such claim and shall furnish to the Indemnifying Party all information known and available to the Indemnified Party related to such claim.

11.3.2	In the event of commencement of litigation on the basis of such claim, the Indemnified Party shall tender the defense of such litigation to the Indemnifying Party.

11.3.3

If the Indemnifying Party undertakes defense of such litigation, the Indemnifying Party shall be entitled to appoint an attorney (subject to the consent of the Indemnified Party which will not be unreasonably withheld or delayed) to defend the case in the name of the Indemnified Party, and the Indemnified Party shall cooperate fully with the Indemnifying Party and its chosen attorney’s in the defense of such litigation. The Indemnified Party shall be free to appoint its own attorney in the same litigation, at its sole expense (unless the Indemnifying Party does not assume the defense in such litigation, the Indemnifying Party

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will pay all attorney fees and legal expenses) although all decisions with respect to the conduct or settlement of such litigation shall remain solely with the party that has assumed the defense of such litigation (subject to ongoing consultation with the Indemnified Party and its consent which will not be unreasonably withheld or delayed in the event the Indemnifying Party has assumed the defense).

11.3.4	No party shall have the right to settle any claim in a manner that materially diminishes the rights or interests of the other party without the prior, written consent of the other party, which cannot be unreasonably delayed or withheld.

12. Confidential Information

Prior to signing this agreement, the parties agreed to a Non Disclosure Agreement, which is attached as Attachment F to this Agreement. The Non-Disclosure Agreement shall continue to be in effect after execution of this Agreement.

13. Relationship of the Parties

The parties are independent contractors and neither has any power, right or authority to bind the other party or to create any obligation or responsibility, express or implied, on behalf of the other party. Nothing stated in this Agreement shall be construed as constituting SENORX and W.O.M. as partners or joint venturers, or as creating the relationship of employer and employee, master and servant, or principal and agent between them.

14. Force Majeure

If either party to this Agreement is totally or partially prevented or delayed in the performance of any of its obligations under this Agreement by force majeure, and if such party gives written notice thereof to the other party specifying the matters constituting force majeure together with such evidence as it reasonably can give and specifying the period of which it is estimated that such prevention or delay shall continue, then the party so prevented or delayed shall be excused from the performance as from the date of such notice for so long as such cause or delay shall continue. For purposes of this Agreement, “force majeure” shall mean acts of war, fire, flood, embargo, explosion, interruption of transportation, shortage of materials, governmental orders, strikes or any other cause beyond the control of the parties hereto.

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15. Miscellaneous

15.1	Waiver: The waiver by either party of a breach or default in any of the provisions of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision.

15.2	Provisions: If any provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

15.3	Entirety: This Agreement and the Exhibits hereto contain the entire Agreement between the parties with respect to the subject matter hereof. The parties represent that in entering into this Agreement, they are not relying upon any previous representation, inducement or Agreement of any kind.

15.4	Amendments: This Agreement shall be amended or modified only by a written instrument executed by the duly authorized representatives of both parties.

15.5	Further Assurances: Each party will, at its own expense, furnish, execute and deliver all documents and take all actions as may be reasonably required to effect the terms and purposes of this Agreement.

15.6	Binding Effect: This Agreement is binding upon and inures to the benefit of the parties to it, and to their successors and permitted assigns. This Agreement is not made for the benefit of any party other than those executing it. No party may assign or delegate any or all of its rights or obligations under this Agreement without the prior written consent of every other party to this Agreement. Such consent shall not be unreasonably withheld. Such approval shall particularly not be withheld if the potential assignee is of similar or greater financial standing, market standing and experience than the assignor. W.O.M. will not be permitted to assign or delegate any of its rights or obligations under this Agreement to any third party that has annual sales in the Territory of more than US$[***] in the diagnostic and therapeutic breast medical device markets.

16. Notices

All notices under this Agreement shall be sufficient if delivered or posted to the following addresses:

If to “SENORX”:	If to “W.O.M.”:

SenoRx, Inc.	W.O.M. WORLD OF MEDICINE USA, Inc.
Attention: President	Attention: Executive Vice-President
11 Columbia	4531 36th Street
Aliso Viejo, CA 92626	Orlando, Florida 32811

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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

17. Governing Law, Attorneys fees

17.1	Governing Law: The construction, performance and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

17.2	Arbitration. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be first submitted to non-binding mediation either by direct discussions between the chief executive officers of the parties (or their designees), or with the assistance of a retained third party neutral mediator acceptable to both parties. The parties will share any third party mediator expenses equally. If the dispute is not resolved through mediation in thirty (30) days after initiation of mediation, then the dispute will be referred to and finally resolved by arbitration under the rules of the American Arbitration Association for commercial disputes then in effect. There shall be three (3) arbitrators: each party shall appoint one (1) arbitrator, the third arbitrator shall be appointed by mutual agreement of the parties and in the absence of such agreement, such third arbitrator shall be appointed by the two arbitrators selected by the parties. Unless the parties agree to extend this period, the arbitrators will render their award in writing within thirty (30) days of the close of the hearing. Judgment upon the award may be entered in any court having jurisdiction over the relevant party or its assets. In no event shall the arbitrators have any right or power to award punitive or exemplary damages. The location of the arbitration proceeding will be in Orange County, Florida if SENORX initiates the arbitration and in Orange County, California if W.O.M. initiates the arbitration.

17.3	Legal Fees: The prevailing party in such proceedings shall be reimbursed by the other party for its reasonable costs of such legal proceedings, including but not limited to reasonable attorney and arbitrator fees.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers.

SENORX Inc.		W.O.M. WORLD OF MEDICINE USA, Inc.

/s/ Lloyd H. Malchow		/s/ Peter P. Wiest
By	Lloyd H. Malchow	By:	Peter P. Wiest
Title	President & CEO	Title:	President
Date	6-16-03	Date:	June 11, 2003

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W.O.M. WORLD OF MEDICINE AG

/s/ Peter P. Wiest
By:	Peter P. Wiest
Title:	Vorstandsvorsitzender
Date:	June 11, 2003

W.O.M. WORLD OF MEDICINE AG

/s/ Carl-Christian Thier
By:	Carl-Christian Thier
Title:	Vorstand
Date:	June 11, 2003

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Attachment A: Devices and Accessories; Specifications

Product	Description	Includes
Gamma Finder	Gamma Ray Detector	Carrying case, probe, 2 sterile sleeves, Instruction Manual, Short instruction for use, Key
Sleeve (accessory)	Sterile Sleeve	Sterile sleeve with tape in ETO sterilized pouch.

Products are labeled “SenoRx”.

Specifications:

The Gamma Finder provides an acoustic and numerical indication when detecting a radioactive source emitting Gamma Radiation.

[***]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Attachment B: Pricing; Minimum Quantities

Devices and Demos Pricing and Minimum Purchase Quantities

Commercial Year	Price per Device	Price per Demo	Demo Quantity	Total Minimum Quantities (includes purchase of both Devices and Demos)

[***]

For purposes of illustration only: In Commercial Year 1, if SENORX purchases [***] Demos and [***] Devices it will satisfy the minimum quantity purchase requirement of [***] units set forth in the last column of the above chart. In Commercial Year 2, the minimum quantity purchase requirement will be satisfied by SENORX purchasing [***] Demos and [***] Devices.

Accessories (Plastic Sleeves) Pricing Only

# of Boxes Ordered @ 50 sleeves per Box	Price per Box
Less than 50	US$	[	***]
50 - 99	US$	[	***]
100 - 199	US$	[	***]
200 - 500	US$	[	***]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

LHM/CT

Attachment C: Estimated Launch Timelines

2003:

1)	July- Pre-launch selling may begin in 2 to 4 sales territories to be mutually determined and agreed upon.

2)	August- Sales lead analysis and initial account targeting. VIP spokespeople selected;

3)	September- SenoRx Sales Rep training and direct selling efforts begin;

4)	October- Academy of Surgery meeting: Product Launch

5)	November/December-2004 market planning.

LHM/CT

Attachment D: Customer Service and Warranties: Description and Pricing

1.	CUSTOMER SERVICE

W.O.M.World Of Medicine USA, Inc

Customer Service

4531 36th Street

Orlando, FL

Tel (Toll Free): 888-469-4378

Fax: 407-859-2425

Email: Customer.service@womcorp.com

2.	WARRANTY

Manufacturer Standard Warranty: The lesser of 1 year from the date of purchase by Customer or 1 year and 6 month from date of purchase by SenoRx.

The Manufacturer, W.O.M. WORLD OF MEDICINE USA, Inc., grants the customer a one-year guarantee for the Gamma Finder, starting from the date of purchase.

WORLD OF MEDICINE warrants that the product is of a quality suitable for the intended purpose of use and free of defects in material and/or workmanship.

Extended Warranty: 3 years from date of purchase

The Manufacturer, W.O.M. WORLD OF MEDICINE USA, Inc., grants the customer an extra two-year warranty for the Gamma Finder, extending and in addition to the Manufacturer Standard one-year Warranty, starting from the date of purchase.

WORLD OF MEDICINE warrants that the product is of a quality suitable for the intended purpose of use and free of defects in material and/or workmanship. This Extend Warranty additionally covers a free of charge power source replacement and one recalibration each year.

Logistics:

In the event of a malfunction of the Gamma Finder, the Customer should immediately contact W.O.M. World Of Medicine USA, Inc. W.O.M. will provide the Customer with a temporary replacement unit within 48 hours.

Upon receipt of the replacement unit, the Customer will send the defective unit to W.O.M. Within 15 business days, the Customer will receive its own unit back in full operational status or will keep the replacement unit as permanent replacement, at W.O.M.’s choice.

W.O.M. World of Medicine USA, Inc

4531 36th Street

Orlando, FL

Tel (Toll Free): 888-469-4378

Fax: 407-859-2425

Email: Info.Orlando@womcorp.com

LHM/CT

Terms of Use

WORLD OF MEDICINE shall repair all defects in material and/or workmanship occurring during the warranty period free of charge; the service includes a battery change and a recalibration in the event the battery fails to last for a term of 12 month from the date of delivery. The warranty shall be invalidated in case:

a)	The product is not used properly or is used for any other than the intended purpose, is willfully damaged, handled negligently or repaired improperly by a non-W.O.M. authorized party.

b)	The product has a defect caused by failure to follow the instructions in the product description.

The battery of the probe must be replaced exclusively by W.O.M. WORLD OF MEDICINE USA, Inc. Opening of the housing is prohibited and may cause complete functional Breakdown. In this case, W.O.M. WORLD OF MEDICINE, Inc. cannot be held responsible for any damage or incidents attributable to the WORLD OF MEDICINE Gamma Finder.

3.	SERVICE

Service cost effective after the Warranty expiration date

Cost of Service:
Battery change	[***]
Unit repairs	Minor Failure $[***]
Major Failure $[***]

Service subjects to price change at any time.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

LHM/CT

Attachment E: Regulatory Approvals

[Attachment]

LHM/CT

Attachment F: Non-Disclosure Agreement

[Attachment]

LHM/CT

W.O.M. WORLD OF MEDICINE USA, Inc. 4531 36th Street. Orlando, FL 32811, USA

SenoRx Inc.

Mr. Lloyd Malchow

President/CEO

11 Columbia, Suite A	December 15, 2003

Aliso Viejo CA 92656

Fax: (949) 362-3519

RE: Our meeting in Orlando on Oct. 23, 2003

Dear Lloyd

I hope you had a safe trip back home after our successful meeting in Orlando. As discussed, I would like to outline the points we discussed and the solutions we agreed to:

1.	You had asked us to postpone the launch date, which was set in the contract to Oct. l, 2003, to January 1, 2004. We agreed to this proposition. Both parties to the contract between W.O.M. and SenoRx now consider January 1st , 2004 as the commercial launch date for the Handheld GammaFinder. The Delivery Schedule shall be adjusted as follows:

[***]

Obligations regarding Year 2 of the contract commence on January 1, 2005.

2.	We also came to an agreement regarding the issue of purchases of GammaFinder by SenoRx exceeding minimum quantities in any given year. We concurred that all sales to SenoRx in excess of the contractual minimum quantities in year 1 shall reduce the minimum quantities by the excess amount in year 10, provided that SenoRx decides to exercise the option to extend the contract for a second five-year term. Any sales in excess of the minimum quantities in year 2 shall reduce the minimum quantities in year 9 by that amount; any sales in excess of the minimum quantities in year 3 will reduce the minimum quantities in year 8 by that amount; any sales in excess of the minimum quantities in year 4 shall reduce the minimum quantities in year

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

W.O.M. WORLD OF MEDICINE USA, Inc.	Carl-Christian Thier	1
4531 36th Street	Christian.Thier@womcorp.com
Orlando, FL 32811, USA	FAX USA: +1-407-472-0376	page
www.world-of-medicine.com	Tel: +1-407-438-8810

7 by that amount; and any sales in excess of the minimum quantities in year 5 shall reduce the minimum quantities in year 6 by that amount.

3.	Finally, you asked us to offer an Extended Warranty for the GammaFinder to SenoRx which provides a 12 month extended warranty. After taking the arguments which were exchanged during our meeting into consideration, we can now offer you such a one-year extension of our Standard Limited Liability Warranty for a price of USD [***]. We believe that this will enable you to be competitive in the market and at the same time covers our expenses related to such service.

If you agree with these provisions, please sign below and fax this back to me.

Best regards

/s/ Carl-ChristianThier
W.O.M. WORLD OF MEDICINE USA, Inc.
Carl-ChristianThier
Exec. Vice President

Date:	12-15-2003

Agreed:	/s/ Lloyd H. Malchow
SenoRx Inc.
Lloyd H. Malchow
President/CEO

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

W.O.M. WORLD OF MEDICINE USA, INC.	Carl-Christian Thier	2
4531 36th Street	Christian.Thier@womcorp.com
Orlando, FL 32811, USA	FAX USA: +1-407-472-0376	page
www.world-of-medicine.com	Tel: +1-407-438-8810

LETTER AGREEMENT

November 23, 2005

W.O.M. World of Medicine USA, Inc.

Attention: Roland Strelitzki

4531 36th Street

Orlando, FL 32811

Re:	Amendment to Distribution Agreement Minimum Purchase Requirements

Dear Roland:

This Letter Agreement between W.O.M. World of Medicine USA, Inc. (“W.O.M.”), and SenoRx, Inc. (the “Company” and collectively with W.O.M., the “Parties”) will confirm the agreement reached between the Parties that:

(i)	The Company has met its “Total Minimum Quantities” obligations (including both Devices and Demos) for 2004 pursuant to the Distribution Agreement entered into by the Parties on June 11, 2003, as amended (the “Distribution Agreement”);

(ii)	The Company’s “Demo Quantity” obligations for [***] and [***] pursuant to the Distribution Agreement shall be [***] and [***], respectively;

(iii)	The Company’s “Total Minimum Quantities” obligations (including both Devices and Demos) for [***] and [***] pursuant to the Distribution Agreement shall be [***] and [***], respectively;

(iv)	The Company’s remaining “Total Minimum Quantities” obligation for [***] pursuant to the Distribution Agreement is [***] Devices (the “[***] Devices”); and

(v)	W.O.M. shall ship the 2005 Devices on December 31, 2005, to arrive on or after January 1, 2006, and the Company shall pay for the 2005 Devices on or prior to April 1, 2006.

(vi)	The price for all non-demo units purchased from January 1, 2006 through 2008 is $[***] USD. Prices for demo units purchased by SenoRx remain unchanged from the original agreement as amended.

If the terms and provisions set forth above are acceptable, please sign this letter where indicated.

Sincerely,

SenoRx, Inc.

By:	/s/ Lloyd H. Malchow
Title:	President and CEO
Date:	12/1/05

AGREED AND ACCEPTED BY:

W.O.M. World of Medicine USA, Inc.

By:	/s/ Roland Strelitzki
Title:	Executive Vice President
Date:	11/23/2005

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.